As filed with the Securities and Exchange Commission on May 15, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lithium Americas Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3260 – 666 Burrard Street

Vancouver, BC V6C 2X8

(778) 656-5820

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward Grandy

Senior Vice President, General Counsel and Corporate Secretary

5310 Kietzke Ln, Suite 200

Reno, Nevada 89511

(775) 827-3318

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Jackson A. O’Maley

Benjamin N. Heriaud

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public:

From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement consists of three prospectuses:

•

A base prospectus, which covers the offering, issuance and sale by us of up to $1,000,000,000 in the aggregate of Common Shares and preferred shares of Lithium Americas Corp. from time to time in one or more offerings;

•	A resale prospectus, which covers Common Shares of Lithium Americas Corp. that may be sold in one or more secondary offerings by the selling shareholder named in the resale prospectus; and

•

An equity distribution agreement prospectus, which covers the offering, issuance and sale by us of up to $100,000,000 in the aggregate of Common Shares that may be issued and sold from time to time under an equity distribution agreement by and among Lithium Americas Corp., TD Securities (USA) LLC and TD Securities Inc., as sales agents.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The resale prospectus immediately follows the base prospectus and the equity distribution agreement prospectus immediately follows the resale prospectus. The $100,000,000 of Common Shares that may be offered, issued and sold under the equity distribution agreement prospectus is included in the $1,000,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the equity distribution agreement, any portion of the $100,000,000 included in the equity distribution agreement prospectus that is not sold pursuant to the equity distribution agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the equity distribution agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2025

PRELIMINARY PROSPECTUS

Lithium Americas Corp.

US$1,000,000,000

Common Shares

Preferred Shares

This prospectus relates to the offer and sale by us up to an aggregate US$1,000,000,000 of the securities identified above (the “securities”) of Lithium Americas Corp. (“LAC,” the “Company,” “we,” “our” or “us”).

This prospectus provides you with a general description of the securities offered hereby, including the Company’s common shares, no par value (the “Common Shares”), and the general manner in which we will offer such securities. More specific terms of any securities that we offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings, including at prevailing market prices or at prices negotiated with buyers. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing shareholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For example, any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus.

Our Common Shares are traded on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) under the symbol “LAC.” The closing price for our Common Shares on May 14, 2025, was US$3.08 per share, as reported on the NYSE and was C$4.32 per share, as reported on the TSX.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus generally describes Lithium Americas Corp. and its securities, including its Common Shares. We may use the shelf registration statement to sell the listed securities from time to time through any means described in the section entitled “Plan of Distribution.”

More specific terms of any securities we offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered, any specific allocation of the net proceeds of an offering of securities to a specific purpose and other terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of the securities will be made in any jurisdiction where the offer is not permitted.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). All statements, other than statements of historical facts, are forward-looking statements and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “proposes,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. Forward-looking statements in this prospectus, including the documents incorporated by reference, includes, but is not limited to:

•

statements relating to the anticipated sources and uses of funds to complete project financing, statements relating to the investment agreement with General Motors Holdings LLC (“GM”) to establish a joint venture with the Company for the purposes of funding, developing, constructing and operating the Thacker Pass project (the “Project” and, such transaction, the “JV Transaction”), the Conditional Commitment from the U.S. Department of Energy’s Advanced Technology Vehicles Manufacturing Loan Program (the “DOE Loan”), and the strategic investment of $250 million from fund entities managed by Orion Resource Partners LP (collectively, “Orion”), for the development and construction of Phase 1 of the Project (the “Orion Investment”), including statements regarding satisfaction of draw down conditions on the DOE Loan and expected timing for first draw down on the DOE Loan;

•	expectations about the extent that the JV Transaction, DOE Loan, the Orion Investment and cash on hand would fund the development and construction of the Project on schedule or at all;

•	expectations and timing on the commencement of major construction and first production;

•	project de-risking initiatives;

•

expectations related to the construction build, job creation and nameplate capacity of the Project as well as other statements with respect to the Company’s future objectives and strategies to achieve these objectives, including the future prospects of the Company;

•	the estimated cash flow, capitalization and adequacy thereof for the Company;

•

the estimated costs of the development of the Project, including timing, progress, approach, continuity or change in plans, construction, commissioning, milestones, anticipated production and results thereof and expansion plans;

•	cost and expected benefits of the transloading terminal;

•	cost and expected benefit of the limestone quarry;

•	anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the U.S. for the Project;

•	the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the U.S. for the Company’s development and resultant operations;

•	capital expenditures and programs;

•	estimates, and any change in estimates, of the mineral resources and mineral reserves at the Project;

•	development of mineral resources and mineral reserves;

•

the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto;

2

•	government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium;

•	the creation of a battery supply chain in the U.S. to support the electric vehicle market;

•	the timing and amount of future production, currency exchange and interest rates;

•	the Company’s ability to raise capital;

•	expected expenditures to be made by the Company on the Project;

•	statements relating to revised capital cost estimates;

•	ability to produce high purity battery-grade lithium products;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the timing, cost, quantity, capacity and product quality of production at the Project;

•	successful development of the Project, including successful results from the Company’s testing facility and third-party tests related thereto;

•

statements with respect to the expected economics of the Project, including capital costs, operating costs, sustaining capital requirements, after-tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine;

•	anticipated job creation and the completion of the workforce hub;

•

the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of the Project will minimize construction risk, ensure availability of skilled labor, address the challenges associated with the Project’s remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities;

•	the expected workforce development training program being prepared with Great Basin College;

•	the Company’s commitment to sustainable development, limiting the environmental impact at the Project and plans for phased reclamation during the life of mine including use benefits of growth media;

•	ability to achieve capital cost efficiencies;

•	anticipated use of any future proceeds and earnings related to the Project;

•	anticipated plans regarding the payment or non-payment of dividends; and

•

as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

Forward-looking statements involve known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. Forward-looking statements reflect the Company’s current views about future events, and while considered reasonable by the Company as of the date of this prospectus, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such forward-looking statements is based include, without limitation:

•	expectations regarding Phase 2 of the Project, including financing;

•

the ability of Lithium Nevada LLC (“LN”) to draw down on the DOE Loan on the anticipated timeline, or at all, and the absence of material adverse events affecting the Company during the construction of the Project;

3

•	the ability of LN to satisfy all draw down conditions for the DOE Loan in a timely manner;

•	the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects;

•	the ability to meet future objectives and priorities;

•	a cordial business relationship between the Company and third-party strategic and contractual partners;

•

the risk of tax liabilities as a result of the statutory plan of arrangement between the Company and Lithium Americas (Argentina) Corp. (the “Arrangement”) and general business and economic uncertainties and adverse market conditions;

•	the risk that the Arrangement may not be tax-free for income tax purposes and potential significant tax liabilities that the Company may be exposed to if the tax-deferred spinoff rules are not met;

•

the risk of tax indemnity obligations owed by the Company to Lithium Argentina AG (“Lithium Argentina”) following the Arrangement becoming payable, including as a result of events outside of the Company’s control;

•	the availability of equipment and facilities necessary to complete development and construction of the Project;

•	unforeseen technological and engineering problems;

•

changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current U.S. presidential administration, higher interest rates, the rate of inflation, a potential economic recession and potential changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market;

•	uncertainties inherent to feasibility studies and mineral resource and mineral reserve estimates;

•	the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected;

•	the ability of the Company to secure sufficient additional financing, advance and develop the Project, and to produce battery-grade lithium;

•	the respective benefits and impacts of the Project when production operations commence;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions;

•	uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada;

•	demand for lithium, including that such demand is supported by growth in the electric vehicle market and lithium-ion battery market;

•	current technological trends;

•	the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry;

•

continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to the Project, and continuing constructive engagement with these and other stakeholders, and any expected benefits of such engagement;

•	risks related to cost, funding and regulatory authorizations to develop a workforce housing facility;

4

•	the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates;

•	impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions;

•	the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations;

•	increased attention to environmental, social, governance and safety and sustainability-related matters;

•

risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability-related benefits);

•	risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments;

•	estimates of, and unpredictable changes to, the market prices for lithium products;

•	development and construction costs for the Project, and costs for any additional exploration work at the project;

•	estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves;

•	some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate;

•	reliability of technical data;

•

anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing;

•	timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at the Project;

•	availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance the Project;

•	government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes;

•	ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates;

•	that the Company will meet its future objectives and priorities;

•	that the Company will have access to adequate capital to fund its future projects and plans;

•	that such future projects and plans will proceed as anticipated;

•	compliance by the JV Partners (as defined herein) with terms of agreements and the ability of the JV Partners to fund their share of funding obligations for the Project;

•	the lack of any material disputes or disagreements between the JV Partners;

•	the regulation of the mining industry by various governmental agencies;

•	as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions.

5

Although the Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any forward-looking statements as a result of the risk factors set out herein, and in the Company’s other continuous disclosure documents available on EDGAR at www.sec.gov. All forward-looking statements contained in this prospectus is expressly qualified by the risk factors set out in the aforementioned documents. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on EDGAR. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

6

INFORMATION ABOUT THE COMPANY

Our Company

We are a Canadian-based resource and materials company focused on developing, building and operating significant lithium deposits and chemical processing facilities. Our flagship asset is Thacker Pass, a sedimentary-based lithium deposit located in the McDermitt Caldera in Humboldt County, in northern Nevada (“Thacker Pass”). Thacker Pass is owned by LN, a wholly owned subsidiary of Lithium Nevada Ventures LLC (“Lithium Nevada Ventures”), the joint venture (“JV”) between General Motors Holdings LLC (“GM”) and the Company (together, the “JV Partners”). We own a 62% interest in Thacker Pass and will manage the Project, and GM owns a 38% interest in Thacker Pass.

Thacker Pass “Phase 1” refers to the anticipated initial phase of production, targeting 40,000 tonnes per year (“t/y”) of battery-grade lithium carbonate (“Li2CO3”), “Phase 2” refers to a possible second phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 3” refers to a possible third phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 4” refers to a possible fourth phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 5” refers to a fifth phase of development that would add an additional beneficiation circuit and sulfuric acid plant, without an additional Li2CO3 processing plant, for total planned production capacity of 160,000 t/y.

We also hold investments in Green Technology Metals Limited (“GT1”) and Ascend Elements, Inc. (“Ascend Elements”), and exploration properties in the U.S. and Canada.

Our Common Shares are listed on the NYSE and on the TSX under the symbol “LAC.”

Amounts stated in this prospectus are in United States dollars, unless otherwise indicated.

Company Information

Our principal executive offices are located at 3260 – 666 Burrard Street, Vancouver, BC V6C 2X8, and our telephone number is (778) 656-5820. Our website is www.lithiumamericas.com. The information found on our website is not part of this prospectus.

7

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Shares could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

8

USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities for general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement.

9

PLAN OF DISTRIBUTION

We may use one or more of the following methods when selling securities under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales and delivery of our Common Shares to close out short positions;

•	sales by broker-dealers of our Common Shares that are loaned or pledged to such broker-dealers;

•	“at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We may prepare prospectus supplements that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

We may fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the

10

obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

11

DESCRIPTION OF COMMON SHARES

The following summary of certain material provisions of our capital stock does not purport to be complete and is subject to and qualified by reference to our amended articles of incorporation (our “Articles”).

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value of which, as at May 8, 2025, a total of 218,904,876 Common Shares are issued and outstanding. Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders and to one vote in respect of each Common Share held at all such meetings. Subject to the rights of holders of any other class of shares of the Company entitled to receive dividends in priority, shareholders will be entitled to receive dividends if, as and when declared by the Board of Directors out of the assets of the Company properly applicable to the payment of dividends. In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, shareholders will be entitled to all remaining property and assets of the Company on a share for share basis.

Other than the participation right held by GM and discussed in more detail below, the Common Shares are not subject to pre-emptive, redemption, purchase or conversion rights. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The Business Corporations Act (British Columbia) (the “BCBCA”) and our Articles provide that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

The prospectus supplement may include a discussion of Canadian and U.S. federal income tax considerations applicable to the Common Shares.

GM Investor Rights Agreement

Under the Amended and Restated Investor Rights Agreement, dated October 15, 2024, between the Company and GM (the “Investor Rights Agreement”), GM has certain board nomination rights, oversight and demand registration and piggy-back registration rights and securities offering participation rights, and is also subject to certain standstill limitations pertaining to take-over bids (and similar transactions) until a period that ends on the earlier of (i) five years from the date of the reorganization resulting in the separation of the North American business and Argentinian business of Lithium Americas (Argentina) Corp. (formerly Lithium Americas Corp.) into two independent public companies (the “Separation”), and (ii) one year following the date of the commencement of commercial production for Phase 1 as outlined in the agreement to supply GM with Li2CO3 production from Thacker Pass (the “Offtake Agreement”).

Election of Directors

Directors are elected annually for a term of one year, as approved by the vote of shareholders entitled to vote at the annual general meeting for the election of directors, or in the unanimous resolution that appoints, such directors. All directors cease to hold office immediately before the election or appointment of such directors, but are eligible for re-election or re-appointment.

Dividends and Distributions

The Company has not paid any dividends since its incorporation and does not currently have a policy with respect to the payment of dividends. It is anticipated that the Company will not have a fixed dividend policy and will not declare any dividends on the Common Share for the immediate future; rather, all available funds of the

12

Company will be kept as retained earnings to fund operations, used to undertake exploration and development programs on its mineral properties, and for the acquisition of additional mineral properties for the foreseeable future. Any future payment of dividends will depend, among other things, upon the Company’s earnings, capital requirements and operating and financial condition. Generally, dividends can only be paid if a corporation has retained earnings. There can be no assurance that the Company will generate sufficient earnings to allow it to pay dividends.

13

DESCRIPTION OF PREFERRED SHARES

The particular class of preferred shares and the particular terms and provisions of any series of such class of preferred shares offered by any prospectus supplement will be described in the prospectus supplement filed in respect of such series of preferred shares. The prospectus supplement may include a discussion of Canadian and U.S. federal income tax considerations applicable to the preferred shares.

14

INVESTMENT IN LITHIUM AMERICAS CORP. BY EMPLOYEE BENEFIT PLANS

The purchase or holding of our Common Shares by an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), an individual retirement account (“IRA”), or any entity whose assets include the assets of such plans or arrangements (collectively, “Plans”) is subject to ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and, in some cases, to provisions under federal, state, local, non-U.S. or other laws that impose rules similar to ERISA or the Code (“Similar Laws”). Under these rules, fiduciaries of a Plan must, among other things, ensure that any investment in our Common Shares is prudent, complies with the Plan’s governing documents, is properly diversified, will not result in the recognition of unrelated business taxable income and, most importantly, will not constitute a “prohibited transaction” with a “party in interest” or “disqualified person” (as those terms are defined in ERISA and the Code, respectively). Statutory, class or individual exemptions may be available to address these concerns, but no assurance can be given that all of the conditions of any such exemptions will be satisfied.

In addition, a Plan that acquires our Common Shares could, in certain circumstances, be deemed to hold an undivided interest in our underlying assets (“plan assets”), thereby subjecting our operations to ERISA’s fiduciary and prohibited-transaction rules. The U.S. Department of Labor’s “plan asset” regulation, as modified by ERISA Section 3(42), generally avoids this result if: (i) the Common Shares qualify as “publicly-offered securities” (widely held, freely transferable and either part of a public offering or registered under the Securities Act), (ii) we qualify as an “operating company,” or (iii) less than 25% of the value of any class of our equity interests is held by “benefit plan investors.” While we expect one or more of these exceptions to apply, we cannot guarantee that will be the case.

Accordingly, each person acquiring or holding our Common Shares will be deemed to have represented that (a) it is not, and for so long as it holds the Common Shares will not be, using assets of any Plan subject to ERISA, the Code or Similar Laws, or (b) its purchase and continued holding of the Common Shares will not result in a non-exempt prohibited transaction or similar violation under any applicable Similar Laws. Fiduciaries considering an investment in the Common Shares should consult their own legal advisors regarding the consequences under ERISA, the Code and any Similar Laws, and the availability of exemptive relief.

15

LEGAL MATTERS

The validity of our Common Shares offered by this prospectus will be passed upon for us by Cassels Brock & Blackwell LLP, Toronto, Ontario. Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in audit and accounting.

The estimates of mineral resources and mineral reserves and related information of the Project incorporated by reference herein are based upon analyses contained in the S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA (the “S-K 1300 Technical Report”), with an effective date of December 31, 2024, and performed by SGS Canada Inc., Sawtooth Mining LLC, NewFields Mining Design & Technical Services, and EXP U.S. Services Inc. Such estimates and related information have been so incorporated in reliance upon the authority of such firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.lithiumamericas.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and investors should not rely on such information in making a decision to purchase our securities.

We furnish or make available to our shareholders annual reports containing our audited financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We also furnish or make available to our shareholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

16

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the Common Shares offered by this prospectus have been sold by the selling shareholder as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025;

•

our Current Reports on Form 8-K, filed on January 7, 2025, January  7, 2025, March  11, 2025, March  28, 2025, and April 7, 2025 (except that, with respect to each of the foregoing Current Reports, any portion thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus); and

•

the description of the Common Shares contained in our Registration Statement on Form 20-F, filed with the SEC on August 22, 2023, as amended, and declared effective by the SEC on September 28, 2023, including any amendment or report filed for the purpose of amending such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

3260 – 666, Burrard Street

Vancouver, BC V6C 2X8

(778) 656-5820

Attention: Investor Relations

17

Lithium Americas Corp.

$1,000,000,000

Common Shares

Preferred Shares

PROSPECTUS

   , 2025

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell the Common Shares until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell the Common Shares and is not soliciting an offer to buy the Common Shares in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2025

PRELIMINARY PROSPECTUS

Lithium Americas Corp.

43,707,080 Common Shares Offered by the Selling Shareholder

This prospectus relates to the offer and sale by the selling shareholder of up to an aggregate 43,707,080 Common Shares of the Company.

Such Common Shares are issuable upon the conversion of a convertible promissory note (the “Convertible Note”) issued and sold to an affiliate of Orion Resource Partners LP (“Orion”) at the closing of the Orion Investment. The Convertible Note is convertible into Common Shares, subject to certain conditions and limitations. We sold the Convertible Note in a transaction exempt from the registration requirements of the Securities Act, pursuant to a Transaction Agreement, dated as of March 5, 2025, with Orion (the “Transaction Agreement”). We are registering the resale of the Common Shares issuable upon conversion of the Convertible Note as required by the Registration Rights Agreement, dated as of April 1, 2025, that we entered into with Orion concurrently with the issuance of the Convertible Note.

This prospectus provides you with a general description of the Common Shares offered hereby and the general manner in which the selling shareholder, upon conversion of the Convertible Note, may offer such securities. More specific terms of any securities that the selling shareholder offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of Common Shares to be offered by the selling shareholder. However, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Shares by the selling shareholder pursuant to this prospectus. Our registration of the Common Shares covered by this prospectus does not mean that the selling shareholder will offer or sell any of the Common Shares. The selling shareholder may sell the Common Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholder may sell the Common Shares in the section entitled “Plan of Distribution.”

Our Common Shares are traded on the NYSE and the TSX under the symbol “LAC.” The closing price for our Common Shares on May 14, 2025, was US$3.08 per share, as reported on the NYSE and was C$4.32 per share, as reported on the TSX.

Investing in our Common Shares involves risks. See “Risk Factors” beginning on page 8.

Neither the SEC nor any state securities commission has approved or disapproved of the Common Shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

Neither we nor the selling shareholder have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Common Shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling shareholder may, from time to time, offer and sell any combination of the Common Shares described in this prospectus in one or more offerings. This prospectus generally describes Lithium Americas Corp. and its securities, including its Common Shares. The selling shareholder may use the shelf registration statement to sell up to an aggregate of 43,707,080 Common Shares from time to time through any means described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the Common Shares to be offered by the selling shareholder. However, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Shares by the selling shareholder pursuant to this prospectus. More specific terms of any shares of the Common Shares that the selling shareholder offers may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the Common Shares being offered and the terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of the Common Shares will be made in any jurisdiction where the offer is not permitted.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, are forward-looking statements and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “proposes,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. Forward-looking statements in this prospectus, including the documents incorporated by reference, includes, but is not limited to:

•

statements relating to the anticipated sources and uses of funds to complete project financing, statements relating to the JV Transaction with GM, the DOE Loan and the Orion Investment, including statements regarding satisfaction of draw down conditions on the DOE Loan and expected timing for first draw down on the DOE Loan;

•	expectations about the extent that the JV Transaction, DOE Loan, the Orion Investment and cash on hand would fund the development and construction of the Project on schedule or at all;

•	expectations and timing on the commencement of major construction and first production;

•	project de-risking initiatives;

•

expectations related to the construction build, job creation and nameplate capacity of the Project as well as other statements with respect to the Company’s future objectives and strategies to achieve these objectives, including the future prospects of the Company;

•	the estimated cash flow, capitalization and adequacy thereof for the Company;

•

the estimated costs of the development of the Project, including timing, progress, approach, continuity or change in plans, construction, commissioning, milestones, anticipated production and results thereof and expansion plans;

•	cost and expected benefits of the transloading terminal;

•	cost and expected benefit of the limestone quarry;

•	anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the U.S. for the Project;

•	the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the U.S. for the Company’s development and resultant operations;

•	capital expenditures and programs;

•	estimates, and any change in estimates, of the mineral resources and mineral reserves at the Project;

•	development of mineral resources and mineral reserves;

•

the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto;

•	government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium;

•	the creation of a battery supply chain in the U.S. to support the electric vehicle market;

•	the timing and amount of future production, currency exchange and interest rates;

•	the Company’s ability to raise capital;

2

•	expected expenditures to be made by the Company on the Project;

•	statements relating to revised capital cost estimates;

•	ability to produce high purity battery-grade lithium products;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the timing, cost, quantity, capacity and product quality of production at the Project;

•	successful development of the Project, including successful results from the Company’s testing facility and third-party tests related thereto;

•

statements with respect to the expected economics of the Project, including capital costs, operating costs, sustaining capital requirements, after-tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine;

•	anticipated job creation and the completion of the workforce hub;

•

the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of the Project will minimize construction risk, ensure availability of skilled labor, address the challenges associated with the Project’s remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities;

•	the expected workforce development training program being prepared with Great Basin College;

•	the Company’s commitment to sustainable development, limiting the environmental impact at the Project and plans for phased reclamation during the life of mine including use benefits of growth media;

•	ability to achieve capital cost efficiencies;

•	anticipated use of any future proceeds and earnings related to the Project;

•	anticipated plans regarding the payment or non-payment of dividends; and

•

as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

Forward-looking statements involve known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. Forward-looking statements reflect the Company’s current views about future events, and while considered reasonable by the Company as of the date of this prospectus, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such forward-looking statements is based include, without limitation:

•	expectations regarding Phase 2 of the Project, including financing;

•	the ability of LN to draw down on the DOE Loan on the anticipated timeline, or at all, and the absence of material adverse events affecting the Company during the construction of the Project;

•	the ability of LN to satisfy all draw down conditions for the DOE Loan in a timely manner;

•	the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects;

•	the ability to meet future objectives and priorities;

•	a cordial business relationship between the Company and third-party strategic and contractual partners;

3

•	the risk of tax liabilities as a result of the Arrangement and general business and economic uncertainties and adverse market conditions;

•	the risk that the Arrangement may not be tax-free for income tax purposes and potential significant tax liabilities that the Company may be exposed to if the tax-deferred spinoff rules are not met;

•	the risk of tax indemnity obligations owed by the Company to Lithium Argentina following the Arrangement becoming payable, including as a result of events outside of the Company’s control;

•	the availability of equipment and facilities necessary to complete development and construction of the Project;

•	unforeseen technological and engineering problems;

•

changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current U.S. presidential administration, higher interest rates, the rate of inflation, a potential economic recession and potential changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market;

•	uncertainties inherent to feasibility studies and mineral resource and mineral reserve estimates;

•	the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected;

•	the ability of the Company to secure sufficient additional financing, advance and develop the Project, and to produce battery-grade lithium;

•	the respective benefits and impacts of the Project when production operations commence;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions;

•	uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada;

•	demand for lithium, including that such demand is supported by growth in the electric vehicle market and lithium-ion battery market;

•	current technological trends;

•	the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry;

•

continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to the Project, and continuing constructive engagement with these and other stakeholders, and any expected benefits of such engagement;

•	risks related to cost, funding and regulatory authorizations to develop a workforce housing facility;

•	the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates;

•	impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions;

•	the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations;

•	increased attention to environmental, social, governance and safety and sustainability-related matters;

4

•

risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability-related benefits);

•	risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments;

•	estimates of, and unpredictable changes to, the market prices for lithium products;

•	development and construction costs for the Project, and costs for any additional exploration work at the project;

•	estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves;

•	some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate;

•	reliability of technical data;

•

anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing;

•	timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at the Project;

•	availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance the Project;

•	government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes;

•	ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates;

•	that the Company will meet its future objectives and priorities;

•	that the Company will have access to adequate capital to fund its future projects and plans;

•	that such future projects and plans will proceed as anticipated;

•	compliance by the JV Partners with terms of agreements and the ability of the JV Partners to fund their share of funding obligations for the Project;

•	the lack of any material disputes or disagreements between the JV Partners;

•	the regulation of the mining industry by various governmental agencies;

•	as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions.

Although the Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any forward-looking

5

statements as a result of the risk factors set out herein, and in the Company’s other continuous disclosure documents available on EDGAR at www.sec.gov. All forward-looking statements contained in this prospectus is expressly qualified by the risk factors set out in the aforementioned documents. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on EDGAR. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

6

INFORMATION ABOUT THE COMPANY

Our Company

We are a Canadian-based resource and materials company focused on developing, building and operating significant lithium deposits and chemical processing facilities. Our flagship asset is Thacker Pass. Thacker Pass is owned by LN, a wholly owned subsidiary of Lithium Nevada Ventures, the JV between the JV Partners. We own a 62% interest in Thacker Pass and will manage the Project, and GM owns a 38% interest in Thacker Pass.

Thacker Pass “Phase 1” refers to the anticipated initial phase of production, targeting 40,000 t/y of battery-grade Li2CO3, “Phase 2” refers to a possible second phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 3” refers to a possible third phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 4” refers to a possible fourth phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 5” refers to a fifth phase of development that would add an additional beneficiation circuit and sulfuric acid plant, without an additional Li2CO3 processing plant, for total planned production capacity of 160,000 t/y.

We also hold investments in GT1 and Ascend Elements, and exploration properties in the U.S. and Canada.

Our Common Shares are listed on the NYSE and on the TSX under the symbol “LAC.”

Amounts stated in this prospectus are in United States dollars, unless otherwise indicated.

Company Information

Our principal executive offices are located at 3260 – 666 Burrard Street, Vancouver, BC V6C 2X8, and our telephone number is (778) 656-5820. Our website is www.lithiumamericas.com. The information found on our website is not part of this prospectus.

7

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Shares could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

8

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Shares offered under this prospectus. Any proceeds from the sale of Common Shares under this prospectus will be received by the selling shareholder. However, pursuant to the Registration Rights Agreement, dated April 1, 2025, by and among the Company and each of the Holders set forth on the signature pages thereto (the “Registration Rights Agreement”), we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Shares by the selling shareholder pursuant to this prospectus.

9

SELLING SHAREHOLDER

Beneficial Ownership

Up to 43,707,080 Common Shares may be offered for resale by the selling shareholder under this prospectus.

In connection with the Closing of the Orion Investment, on April 1, 2025 (the “Issuance Date”), the Company issued to an affiliate of Orion Resource Partners LP (the “Investor”) the Convertible Note in the total original principal amount of $195 million. The Convertible Note is convertible into Common Shares, subject to certain conditions and limitations.

The Convertible Note provides a conversion right that allows the holder, at any time after the Issuance Date, to convert all or any portion of the principal amount of the Convertible Note, together with any accrued and unpaid interest (together, the “Conversion Amount”), into Common Shares at an initial conversion price of $3.78 per Common Share, subject to adjustment in accordance with the terms of the Convertible Note (the “Conversion Price”). The holder of the Convertible Note shall not have the right to any Common Shares otherwise issuable under the Convertible Note to the extent that any such issuance would result in (i) the holder of the Convertible Note (together with any future holder, collectively, the “Convertible Noteholder”) and its affiliates, if acting as a group and required to aggregate their beneficial ownership of Common Shares pursuant to Section 13(d) of the Exchange Act, owning more than 9.99% of the issued and outstanding Common Shares at the time of the conversion, subject to a potential increase to a 19.99% cap pursuant to certain notice requirements (the “Beneficial Ownership Limitation”) or (ii) the Convertible Noteholder holding more than the lesser of (a) 19.99% of the issued and outstanding Common Shares as of immediately prior to entry into the Transaction Agreement and (b) 19.99% of the issued and outstanding Common Shares at the time of conversion (the “Conversion Cap”). As a result of the Conversion Cap, the Convertible Note has a maximum Conversion Amount of 43,707,080 Common Shares. In accordance with the terms of the Registration Rights Agreement, this prospectus covers the resale of the maximum number of Common Shares issuable upon conversion of the Convertible Note without regard to any limitations on the conversion of such Convertible Note, including the Beneficial Ownership Limitation.

The following table sets forth the number of Common Shares being offered by the selling shareholder, including its donees, pledgees, transferees or other successors-in-interest, subject to the transfer restrictions described in this prospectus and the documents incorporated by reference herein, based on the assumptions that: (i) all shares registered for sale by this registration statement will be sold by or on behalf of the selling shareholder and (ii) no other Common Shares will be acquired prior to completion of this offering by the selling shareholder. The following table also sets forth the number of shares known to us, based upon information furnished by, or on behalf of, the selling shareholder, to be beneficially owned by the selling shareholder as of May 13, 2025, assuming the full conversion of the Convertible Note on that date and without regard to any limits on conversion, including the Beneficial Ownership Limitation. The selling shareholder is not making any representation that any shares covered by this prospectus will be offered for sale. The selling shareholder reserves the right to accept or reject, in whole or in part, any proposed sale of the shares.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Common Shares and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the Common Shares beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships with Selling Shareholders” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any Common Shares in this table does not constitute an admission of beneficial ownership for the person named below.

10

Holders of our Common Shares vote together as a single class. As of May 8, 2025, we had (i) 218,904,876 Common Shares outstanding and (ii) $195 million in principal amount of the Convertible Note outstanding, which is convertible into 43,707,080 Common Shares at the option of the holder of such note, subject to the Beneficial Ownership Limitation. The percentages in the table below assume the full conversion of the Convertible Note without regard for to any limits on conversion, including the Beneficial Ownership Limitation.

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
Selling shareholder:	Common Shares	Voting Power(1)	Number of Common Shares that may be sold hereby(2)	Common Shares	Voting Power(1)
OMF Fund IV SPV M LLC (3)	43,707,080	16.64%	43,707,080	—	—

(1)	Represents percentage of voting power of our Common Shares.
(2)

Represents the number of shares being registered on behalf of the selling shareholder pursuant to this registration statement, which may be less than the total number of shares held by the selling shareholder.

(3)

Represents Common Shares issuable upon conversion of the Convertible Note that are beneficially owned by OMF Fund IV SPV M LLC. The Common Shares are directly owned by Oskar Lewnowski, who is the managing member of OMFM GP LLC, which is a wholly owned subsidiary of Orion Mine Finance Management LP, which is a wholly owned subsidiary of OMF Fund IV SPV M LLC. The Common Shares are subject to a beneficial ownership limitation of 9.99%, which restricts the Selling Shareholder from converting that portion of the Convertible Note that would result in the Selling Shareholder and its affiliates owning, after conversion, a number of Common Shares in excess of the Beneficial Ownership Limitation. The business address of OMF Fund IV SPV M LLC is 7 Bryant Park, 25th Floor, 1045 Avenue of the Americas, New York, NY 10018.

Material Relationships with Selling Shareholders

Our material relationship with the selling shareholder and its affiliates are set forth in our Current Report on Form 8-K filed on April 7, 2025, which is incorporated herein by reference.

Any applicable prospectus supplement, amendment or other permissible disclosure document will also disclose whether the selling shareholder has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

11

PLAN OF DISTRIBUTION

The Common Shares are being registered to permit the selling shareholder to offer and sell such shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the selling shareholder of the Common Shares offered under this prospectus. We will bear the fees and expenses incurred by us in connection with our obligation to register the Common Shares pursuant to the Registration Rights Agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The selling shareholder may use any one or more of the following methods when disposing of the Common Shares pursuant to this prospectus or interests therein:

•	on the NYSE, TSX or any national securities exchange or quotation service on which the Common Shares may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Common Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	distributions to members, general partners and limited partners;

•	short sales effected after the date the registration statement of which this prospectus is a part becomes effective;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such Common Shares at a stipulated price per security; and

•	a combination of any such methods of sale or by any other legally available means.

In addition, any Common Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by it and, if the selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling shareholder to include the pledgee, transferee or other successors in interest as the selling shareholders under this prospectus. In connection with the sale of our Common Shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Shares in the course of hedging the positions they assume.

The selling shareholder may also sell our Common Shares short and deliver these securities to close out its short positions, or loan or pledge our Common Shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial

12

institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholder also may transfer the Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling shareholders for purposes of this prospectus. The number of Common Shares beneficially owned by the selling shareholder will decrease as and when it transfers its securities or defaults in performing obligations secured by such shares. The plan of distribution for the Common Shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling shareholders for purposes of this prospectus.

The aggregate proceeds to the selling shareholder from the sale of the Common Shares will be the purchase price of the Common Shares less discounts and commissions, if any.

In offering the Common Shares covered by this prospectus, the selling shareholder and any broker-dealers who execute sales for the selling shareholder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling shareholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If the selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the Common Shares to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under the securities laws of some states, if applicable, the Common Shares registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling shareholder is subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Common Shares offered in this prospectus by the selling shareholder. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of our Common Shares and the ability of any person or entity to engage in market-making activities for the Common Shares.

We cannot assure you that the selling shareholder will sell all or any portion of the Common Shares registered pursuant to this registration statement. The selling shareholder may have agreements with underwriters, dealers and agents to indemnify it against certain civil liabilities, including liabilities under the Securities Act, and to reimburse it for certain expenses.

13

DESCRIPTION OF COMMON SHARES

The following summary of certain material provisions of our capital stock does not purport to be complete and is subject to and qualified by reference to our Articles.

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value of which, as at May 8, 2025, a total of 218,904,876 Common Shares are issued and outstanding. Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders and to one vote in respect of each Common Share held at all such meetings. Subject to the rights of holders of any other class of shares of the Company entitled to receive dividends in priority, shareholders will be entitled to receive dividends if, as and when declared by the Board of Directors out of the assets of the Company properly applicable to the payment of dividends. In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, shareholders will be entitled to all remaining property and assets of the Company on a share for share basis.

Other than the participation right held by GM and discussed in more detail below, the Common Shares are not subject to pre-emptive, redemption, purchase or conversion rights. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The BCBCA and our Articles provide that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

GM Investor Rights Agreement

GM has certain board nomination rights, oversight and demand registration and piggy-back registration rights and securities offering participation rights, and is also subject to certain standstill limitations pertaining to take-over bids (and similar transactions) until a period that ends on the earlier of (i) five years from the date of the Separation, and (ii) one year following the date of the commencement of commercial production for Phase 1 as outlined in the Offtake Agreement.

Election of Directors

Directors are elected annually for a term of one year, as approved by the vote of shareholders entitled to vote at the annual general meeting for the election of directors, or in the unanimous resolution that appoints, such directors. All directors cease to hold office immediately before the election or appointment of such directors, but are eligible for re-election or re-appointment.

Dividends and Distributions

The Company has not paid any dividends since its incorporation and does not currently have a policy with respect to the payment of dividends. It is anticipated that the Company will not have a fixed dividend policy and will not declare any dividends on the Common Share for the immediate future; rather, all available funds of the Company will be kept as retained earnings to fund operations, used to undertake exploration and development programs on its mineral properties, and for the acquisition of additional mineral properties for the foreseeable future. Any future payment of dividends will depend, among other things, upon the Company’s earnings, capital requirements and operating and financial condition. Generally, dividends can only be paid if a corporation has retained earnings. There can be no assurance that the Company will generate sufficient earnings to allow it to pay dividends.

14

LEGAL MATTERS

The validity of our Common Shares offered by this prospectus will be passed upon for us by Cassels Brock & Blackwell LLP, Toronto, Ontario. Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in audit and accounting.

The estimates of mineral resources and mineral reserves and related information of the Project incorporated by reference herein are based upon analyses contained in the S-K 1300 Technical Report, with an effective date of December 31, 2024, and performed by SGS Canada Inc., Sawtooth Mining LLC, NewFields Mining Design & Technical Services, and EXP U.S. Services Inc. Such estimates and related information have been so incorporated in reliance upon the authority of such firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.lithiumamericas.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and investors should not rely on such information in making a decision to purchase our securities.

We furnish or make available to our shareholders annual reports containing our audited financial statements prepared in accordance with U.S. GAAP. We also furnish or make available to our shareholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

15

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the Common Shares offered by this prospectus have been sold by the selling shareholder as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025;

•

our Current Reports on Form 8-K, filed on January 7, 2025, January  7, 2025, March  11, 2025, March  28, 2025, and April 7, 2025 (except that, with respect to each of the foregoing Current Reports, any portion thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus); and

•

the description of the Common Shares contained in our Registration Statement on Form 20-F, filed with the SEC on August 22, 2023, as amended, and declared effective by the SEC on September 28, 2023, including any amendment or report filed for the purpose of amending such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

3260 – 666, Burrard Street

Vancouver, BC V6C 2X8

(778) 656-5820

Attention: Investor Relations

16

Lithium Americas Corp.

43,707,080 Common Shares Offered by the Selling Shareholder

PROSPECTUS

    , 2025

The information in this prospectus is not complete and may be changed. These Common Shares may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell the Common Shares and is not soliciting an offer to buy the Common Shares in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2025

PRELIMINARY PROSPECTUS

Lithium Americas Corp.

Up to $100,000,000

Common Shares

We have entered into an equity distribution agreement (the “Sales Agreement”) with TD Securities (USA) LLC (the “U.S. Agent”) and TD Securities Inc. (the “Canadian Agent,” together with the U.S. Agent, “TD” or “Agent,” as applicable) relating to our Common Shares, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Common Shares having an aggregate sales price of up to $100,000,000 from time to time through TD acting as our sales agent.

Our Common Shares are traded on the NYSE and the TSX under the symbol “LAC.” The last reported sale price of our Common Shares on May 14, 2025, was US$3.08 per share, as reported on the NYSE and C$4.32 per share, as reported on the TSX.

Sales of our Common Shares, if any, under this prospectus will be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the NYSE, the existing trading market for our Common Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. TD is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between TD and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to TD for sales of Common Shares sold pursuant to the Sales Agreement will be at an amount up to 3.0% of the gross proceeds of any Common Shares sold under the Sales Agreement. The net proceeds from any sales under this prospectus will be used as described under “Use of Proceeds” in this prospectus. In connection with the sale of the Common Shares on our behalf, TD will be deemed to be “underwriter” within the meaning of the Securities Act, and the compensation of TD will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. See “Plan of Distribution” on page 12 of this prospectus for additional information concerning the compensation to be paid to TD.

Investing in our securities involves risks. See “Risk Factors” beginning on page 9.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TD Securities

The date of this prospectus is    , 2025

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $100,000,000. This prospectus generally describes Lithium Americas Corp. and its securities, including its Common Shares. We may use the shelf registration statement to sell the listed securities from time to time through any means described in the section entitled “Plan of Distribution.”

More specific terms of any securities we offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered, any specific allocation of the net proceeds of an offering of securities to a specific purpose and other terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of the securities will be made in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains or incorporates by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, are forward-looking statements and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “proposes,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. Forward-looking statements in this prospectus, including the documents incorporated by reference, includes, but is not limited to:

•

statements relating to the anticipated sources and uses of funds to complete project financing, statements relating to the JV Transaction with GM, the DOE Loan and the Orion Investment, including statements regarding satisfaction of draw down conditions on the DOE Loan and expected timing for first draw down on the DOE Loan;

•	expectations about the extent that the JV Transaction, DOE Loan, the Orion Investment and cash on hand would fund the development and construction of the Project on schedule or at all;

•	expectations and timing on the commencement of major construction and first production;

•	project de-risking initiatives;

•

expectations related to the construction build, job creation and nameplate capacity of the Project as well as other statements with respect to the Company’s future objectives and strategies to achieve these objectives, including the future prospects of the Company;

•	the estimated cash flow, capitalization and adequacy thereof for the Company;

•

the estimated costs of the development of the Project, including timing, progress, approach, continuity or change in plans, construction, commissioning, milestones, anticipated production and results thereof and expansion plans;

•	cost and expected benefits of the transloading terminal;

•	cost and expected benefit of the limestone quarry;

•	anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the U.S. for the Project;

•	the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the U.S. for the Company’s development and resultant operations;

•	capital expenditures and programs;

•	estimates, and any change in estimates, of the mineral resources and mineral reserves at the Project;

•	development of mineral resources and mineral reserves;

•

the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto;

•	government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium;

•	the creation of a battery supply chain in the U.S. to support the electric vehicle market;

•	the timing and amount of future production, currency exchange and interest rates;

•	the Company’s ability to raise capital;

•	expected expenditures to be made by the Company on the Project;

•	statements relating to revised capital cost estimates;

•	ability to produce high purity battery-grade lithium products;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the timing, cost, quantity, capacity and product quality of production at the Project;

•	successful development of the Project, including successful results from the Company’s testing facility and third-party tests related thereto;

•

statements with respect to the expected economics of the Project, including capital costs, operating costs, sustaining capital requirements, after-tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine;

•	anticipated job creation and the completion of the workforce hub;

•

the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of the Project will minimize construction risk, ensure availability of skilled labor, address the challenges associated with the Project’s remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities;

•	the expected workforce development training program being prepared with Great Basin College;

•	the Company’s commitment to sustainable development, limiting the environmental impact at the Project and plans for phased reclamation during the life of mine including use benefits of growth media;

•	ability to achieve capital cost efficiencies;

•	anticipated use of any future proceeds and earnings related to the Project;

•	anticipated plans regarding the payment or non-payment of dividends; and

•

as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

Forward-looking statements involve known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. Forward-looking statements reflect the Company’s current views about future events, and while considered reasonable by the Company as of the date of this prospectus, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such forward-looking statements is based include, without limitation:

•	expectations regarding Phase 2 of the Project, including financing;

•	the ability of LN to draw down on the DOE Loan on the anticipated timeline, or at all, and the absence of material adverse events affecting the Company during the construction of the Project;

•	the ability of LN to satisfy all draw down conditions for the DOE Loan in a timely manner;

•	the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects;

•	the ability to meet future objectives and priorities;

•	a cordial business relationship between the Company and third-party strategic and contractual partners;

•	the risk of tax liabilities as a result of the Arrangement and general business and economic uncertainties and adverse market conditions;

•	the risk that the Arrangement may not be tax-free for income tax purposes and potential significant tax liabilities that the Company may be exposed to if the tax-deferred spinoff rules are not met;

•	the risk of tax indemnity obligations owed by the Company to Lithium Argentina following the Arrangement becoming payable, including as a result of events outside of the Company’s control;

•	the availability of equipment and facilities necessary to complete development and construction of the Project;

•	unforeseen technological and engineering problems;

•

changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current U.S. presidential administration, higher interest rates, the rate of inflation, a potential economic recession and potential changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market;

•	uncertainties inherent to feasibility studies and mineral resource and mineral reserve estimates;

•	the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected;

•	the ability of the Company to secure sufficient additional financing, advance and develop the Project, and to produce battery-grade lithium;

•	the respective benefits and impacts of the Project when production operations commence;

•	settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production;

•	the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions;

•	uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada;

•	demand for lithium, including that such demand is supported by growth in the electric vehicle market and lithium-ion battery market;

•	current technological trends;

•	the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry;

•

continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to the Project, and continuing constructive engagement with these and other stakeholders, and any expected benefits of such engagement;

•	risks related to cost, funding and regulatory authorizations to develop a workforce housing facility;

•	the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates;

•	impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions;

•	the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations;

•	increased attention to environmental, social, governance and safety and sustainability-related matters;

•

risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability-related benefits);

•	risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments;

•	estimates of, and unpredictable changes to, the market prices for lithium products;

•	development and construction costs for the Project, and costs for any additional exploration work at the project;

•	estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves;

•	some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate;

•	reliability of technical data;

•

anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing;

•	timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at the Project;

•	availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance the Project;

•	government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes;

•	ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates;

•	that the Company will meet its future objectives and priorities;

•	that the Company will have access to adequate capital to fund its future projects and plans;

•	that such future projects and plans will proceed as anticipated;

•	compliance by the JV Partners with terms of agreements and the ability of the JV Partners to fund their share of funding obligations for the Project;

•	the lack of any material disputes or disagreements between the JV Partners;

•	the regulation of the mining industry by various governmental agencies;

•	as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions.

Although the Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any forward-looking statements as a result of the risk factors set out herein, and in the Company’s other continuous disclosure documents available on EDGAR at www.sec.gov. All forward-looking statements contained in this prospectus is expressly qualified by the risk factors set out in the aforementioned documents. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on EDGAR. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INFORMATION ABOUT THE COMPANY

Overview

We are a Canadian-based resource and materials company focused on developing, building and operating significant lithium deposits and chemical processing facilities. Our flagship asset is Thacker Pass, a sedimentary-based lithium deposit located in the McDermitt Caldera in Humboldt County, in northern Nevada (“Thacker Pass”). Thacker Pass is owned by LN, a wholly owned subsidiary of Lithium Nevada Ventures, the JV between the JV Partners. We own a 62% interest in Thacker Pass and will manage the Project, and GM owns a 38% interest in Thacker Pass.

Thacker Pass “Phase 1” refers to the anticipated initial phase of production, targeting 40,000 t/y of battery-grade Li2CO3, “Phase 2” refers to a possible second phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 3” refers to a possible third phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 4” refers to a possible fourth phase of production at Thacker Pass, targeting an additional 40,000 t/y, “Phase 5” refers to a fifth phase of development that would add an additional beneficiation circuit and sulfuric acid plant, without an additional Li2CO3 processing plant, for total planned production capacity of 160,000 t/y.

We also hold investments in GT1 and Ascend Elements, and exploration properties in the U.S. and Canada.

Our Common Shares are listed on the NYSE and on the TSX under the symbol “LAC.”

Amounts stated in this prospectus are in United States dollars, unless otherwise indicated.

Company Information

Our principal executive offices are located at 3260 – 666 Burrard Street, Vancouver, BC V6C 2X8, and our telephone number is (778) 656-5820. Our website is www.lithiumamericas.com. The information found on our website is not part of this prospectus.

THE OFFERING

Common shares offered by us	Common Shares having an aggregate sales price of up to $100,000,000.

Common shares to be outstanding immediately after this offering	Up to 251,372,408 shares (as more fully described in the notes following this table), assuming sales of 32,467,532 Common Shares in this offering at an offering price of $3.08 per share, which was the last reported sale price of our Common Shares on NYSE on May 14, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to TD, as sales agent. See “Plan of Distribution” on page 12.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital. Please read “Use of Proceeds.”

Risk Factors	There are risks associated with an investment in our Common Shares. You should consider carefully the risk factors on page 9 of this prospectus and the other risks identified in the documents incorporated by reference herein before making a decision to purchase our Common Shares in this offering.

The NYSE and TSX Symbol	Our Common Shares are listed on NYSE and TSX under the symbol “LAC.”

The number of Common Shares shown above is based on 218,904,876 Common Shares outstanding as of May 8, 2025. In addition, the number of Common Shares shown above excludes the following potentially dilutive securities outstanding as of that date:

•	43,707,080 Common Shares issuable upon conversion of the Convertible Note.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Shares could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

Future sales of our Common Shares, or the perception that such sales may occur, may depress our stock price.

We or our shareholders may sell Common Shares in the future. A substantial number of our Common Shares are reserved for issuance upon conversion of notes evidencing our current indebtedness and upon vesting of restricted share units. If we or our shareholders sell substantial amounts of our Common Shares (including shares issued upon the conversion of notes or vesting of restricted share units) in the public market, or if the market perceives that such sales may occur, the market price of our Common Shares could fall and it may become more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. For example, pursuant to the obligations set forth in the Registration Rights Agreement, the Company has registered for resale by Orion up to 43,707,080 Common Shares. Sales of these Common Shares or of other Common Shares held by existing shareholders could cause the market price of our Common Shares to decline. We cannot predict the size of future issuances or sales of our Common Shares or the effect, if any, that future issuances and sales of our Common Shares will have on the market price of our Common Shares.

The Common Shares offered under this prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

There is no certainty regarding the net proceeds to the Company.

There is no certainty that US$100,000,000 will be raised under the offering. The Agents have agreed to use their commercially reasonable efforts to sell, on the Company’s behalf, the Offered Shares designated by the Company, but the Company is not required to request the sale of the maximum amount offered or any amount and, if the Company requests a sale, the Agents are not obligated to purchase any Offered Shares that are not sold. As a result of the Offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by the Company, the Company may raise substantially less than the maximum total offering amount or nothing at all.

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Shares. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our Common Shares to decline.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by TD after the delivery of a sales notice will fluctuate based on the market price of the Common Shares during the sales period and limits we set with TD. Because the price per share of each share sold will fluctuate based on the market price of our Common Shares during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

If you purchase our Common Shares in this offering, you may incur immediate and substantial dilution or you may experience future dilution as a result of future equity offerings.

The price per Common Share being offered may be higher than the net tangible book value per share of our outstanding Common Shares at the time you are purchasing Common Shares in this offering. Also, in order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Common Shares, or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

We do not currently intend to pay dividends on our Common Shares, and any return to investors is expected to come, if at all, only from potential increases in the price of our Common Shares.

We have never declared or paid cash dividends on our capital stock, and you should not rely on an investment in our Common Shares to provide dividend income. We anticipate that we will retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, the Company’s ability to pay dividends is, and may be in the future, limited by covenants contained in the DOE Loan, the JV Transaction documents, and the Orion Investment documents, as well as the terms of any future debt agreements which may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Shares will be your sole source of gain for the foreseeable future.

An investment in the Common Shares is speculative and may result in the loss of an investor’s entire investment.

An investment in the Common Shares is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company. Investors should consult with their professional advisors to assess any investment in the Company.

USE OF PROCEEDS

We may issue and sell our Common Shares having an aggregate gross sale proceeds of up to $100,000,000 from time to time. We are not guaranteed to receive any particular amount of proceeds from this offering, or fully utilize, the Sales Agreement. The amount of proceeds we receive from this offering will depend upon the number of Common Shares sold and the market price at which they are sold. Sales pursuant to the Sales Agreement may be made through an affiliate of TD.

We intend to use the net proceeds from this offering for general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with TD, under which we may offer and sell up to $100,000,000 of our Common Shares from time to time through TD acting as agent. Sales of our Common Shares, if any, under this prospectus and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the NYSE, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Each time we wish to issue and sell Common Shares under the Sales Agreement, we will notify TD of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed TD, unless TD declines to accept the terms of such notice, TD has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of TD under the Sales Agreement to sell our Common Shares are subject to a number of conditions that we must meet. TD is not required to sell any specific amount of securities. We may instruct the sales agents not to sell our Common Shares if the sales cannot be effected at or above the price designated by us in any such instruction. We and TD may suspend the offering of Common Shares upon proper notice to the other party and subject to other conditions. We, the U.S. Agent and the Canadian Agent, with respect to itself but not with respect to the other Agent, each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time upon ten days’ written notice.

The settlement of sales of shares between TD and us is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our Common Shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and TD may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay TD a commission of an amount up to 3.0% of the aggregate gross proceeds we receive from each sale of our Common Shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse TD for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel, unless we and TD otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to TD under the terms of the Sales Agreement, will be approximately $1,050,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

TD will provide written confirmation to us before the open on NYSE on the day following each day on which Common Shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the Common Shares on our behalf, TD will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of TD will be deemed to be underwriting commissions or discounts. We have agreed to indemnify TD against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments TD may be required to make in respect of such liabilities.

The offering of our Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Common Shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.

The U.S. Agent will only sell Common Shares on marketplaces in the United States. If applicable, the Canadian Agent will only sell Common Shares on marketplaces in Canada.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as Exhibit 1.2 to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

TD and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, TD may actively trade our securities for its own account or for the accounts of customers, and, accordingly, TD may at any time hold long or short positions in such securities.

A prospectus in electronic format may be made available on a website maintained by TD, and TD may distribute the prospectus electronically.

DESCRIPTION OF COMMON SHARES

The following summary of certain material provisions of our capital stock does not purport to be complete and is subject to and qualified by reference to our Articles.

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value of which, as at May 8, 2025, a total of 218,904,876 Common Shares are issued and outstanding. Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders and to one vote in respect of each Common Share held at all such meetings. Subject to the rights of holders of any other class of shares of the Company entitled to receive dividends in priority, shareholders will be entitled to receive dividends if, as and when declared by the Board of Directors out of the assets of the Company properly applicable to the payment of dividends. In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, shareholders will be entitled to all remaining property and assets of the Company on a share for share basis.

Other than the participation right held by GM and discussed in more detail below, the Common Shares are not subject to pre-emptive, redemption, purchase or conversion rights. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The BCBCA and our Articles provide that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

GM Investor Rights Agreement

GM has certain board nomination rights, oversight and demand registration and piggy-back registration rights and securities offering participation rights, and is also subject to certain standstill limitations pertaining to take-over bids (and similar transactions) until a period that ends on the earlier of (i) five years from the date of the Separation, and (ii) one year following the date of the commencement of commercial production for Phase 1 as outlined in the Offtake Agreement.

Election of Directors

Directors are elected annually for a term of one year, as approved by the vote of shareholders entitled to vote at the annual general meeting for the election of directors, or in the unanimous resolution that appoints, such directors. All directors cease to hold office immediately before the election or appointment of such directors, but are eligible for re-election or re-appointment.

Dividends and Distributions

The Company has not paid any dividends since its incorporation and does not currently have a policy with respect to the payment of dividends. It is anticipated that the Company will not have a fixed dividend policy and will not declare any dividends on the Common Share for the immediate future; rather, all available funds of the Company will be kept as retained earnings to fund operations, used to undertake exploration and development programs on its mineral properties, and for the acquisition of additional mineral properties for the foreseeable future. Any future payment of dividends will depend, among other things, upon the Company’s earnings, capital requirements and operating and financial condition. Generally, dividends can only be paid if a corporation has retained earnings. There can be no assurance that the Company will generate sufficient earnings to allow it to pay dividends.

CERTAIN CANADIAN INCOME TAX CONSIDERATIONS

The following is a general summary of the principal Canadian federal income tax considerations as of the date of this prospectus that generally apply to a person who acquires Common Shares pursuant to this offering as beneficial owner and who, at all relevant times for purposes of the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Canadian Tax Act”), acquires and holds their Common Shares as capital property, deals at arm’s length with the Company and TD and is not affiliated with the Company or TD (a “Holder”).

Common Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Common Shares or is deemed to hold or use the Common Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canadian Tax Act and the Convention Between Canada and the United States of America With Respect to Taxes on Income and on Capital (1980), as amended (the “Convention”): (i) not, and is not deemed to be, resident in Canada; (ii) is resident solely in the United States and is entitled to benefits of the Convention; (iii) does not use or hold, and is not and will not be deemed to use or hold, the Common Shares in connection with carrying on a business in Canada (each such holder, a “U.S. Resident Holder”).

This summary is not applicable to a U.S. Resident Holder (i) that is a “financial institution” within the meaning of section 142.2 of the Canadian Tax Act; (ii) that is a “specified financial institution” as defined in the Canadian Tax Act; (iii) an interest in which is a “tax shelter investment” for the purposes of the Canadian Tax Act; (iv) that has entered into or will enter into a “derivative forward agreement,” “synthetic equity arrangement” or “synthetic disposition arrangement,” each as defined in the Canadian Tax Act, in respect of the Common Shares; (v) that receives dividends on the Common Shares under or as part of a “dividend rental arrangement” as defined in the Canadian Tax Act; or (vi) is an “authorized foreign bank” (as defined in the Canadian Tax Act) or an insurer that carries on business in Canada and elsewhere.

This summary is based upon: (i) the current provisions of the Canadian Tax Act and the Convention in force as of the date prior to the date hereof; (ii) all specific proposals (“Proposed Amendments”) to amend the Canadian Tax Act that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; and (iii) counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary assumes that the Proposed Amendments will be enacted in the form proposed, although no assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. If the Proposed Amendments are not enacted or otherwise implemented as presently proposed, the tax consequences may not be as described below in all cases. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law or in the CRA’s administrative policies or assessing practices, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular U.S. Resident Holder, and no representations concerning the tax consequences to any particular U.S. Resident Holder are made. The tax consequences of acquiring, holding and disposing of Common Shares will vary according to the U.S. Resident Holder’s particular circumstances. U.S. Resident Holders should consult their own tax advisors regarding the tax considerations applicable to them having regard to their particular circumstances.

Currency: All amounts relevant in computing a U.S. Resident Holder’s liability under the Canadian Tax Act are to be computed in Canadian dollars.

Taxation of Dividends: Under the Canadian Tax Act, dividends paid or credited, or deemed to be paid or credited, to a U.S. Resident Holder on the Common Shares will generally be subject to Canadian withholding tax at a rate of 25% of the gross amount of such dividends unless the rate is reduced under the Convention. Under the Convention, the rate of withholding tax on dividends applicable to U.S. Resident Holders who beneficially own the dividends is generally reduced to 15% (or to 5% if the beneficial owner of such dividend is a U.S. Resident Holder that is a company that beneficially owns, or is deemed to beneficially own, at least 10% of the voting shares of the Company) of the gross amount of such dividends.

Disposition of Common Shares: Generally, a U.S. Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized by such U.S. Resident Holder on a disposition or deemed disposition of the Common Shares unless the Common Shares are or are deemed to be “taxable Canadian property” of the U.S. Resident Holder at the time of disposition (as defined in the Canadian Tax Act) and the U.S. Resident Holder is not entitled to relief under the Convention.

Provided that the Common Shares are listed on a “designated stock exchange” for the purposes of the Canadian Tax Act (which currently includes the TSX and NYSE), at the time of disposition, the Common Shares generally will not constitute taxable Canadian property of a U.S. Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently, (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, one or any combination of (a) the U.S. Resident Holder, (b) persons with whom the U.S. Resident Holder did not deal at arm’s length, and (c) partnerships in which the U.S. Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), or options in respect of, interests in, or, for civil law, rights in, any of the foregoing properties, whether or not such property exists. Notwithstanding the foregoing, a Common Share may also be deemed to be taxable Canadian property to a U.S. Resident Holder for purposes of the Canadian Tax Act in certain other circumstances. U.S. Resident Holders should consult their own tax advisors as to whether their Common Shares constitute “taxable Canadian property” in their own particular circumstances.

Even if the Common Shares are taxable Canadian property to a U.S. Resident Holder, a U.S. Resident Holder may be subject to relief from taxation in Canada pursuant to the terms of the Convention. U.S. Resident Holders for whom the Offered Shares will or may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) as a result of the acquisition, ownership and disposition of Common Shares acquired pursuant to this offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of Common Shares acquired pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty (other than the Convention). Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal 3.8% Medicare tax on certain net investment income, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, 3.8% Medicare tax on certain net investment income, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, the Convention, and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this offering that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or are traders in securities that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are S corporations (and shareholders therein); (j) are subject to special tax accounting rules; (k) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (l) are U.S. expatriates or former long-term residents of the United States; or (m) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other pass-through entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such partners (or other owners). This summary does not address the tax consequences to any such entity or arrangement or partner (or other owner). Such entities or arrangements and partners (or other owners) therein should consult their own tax advisor regarding the U.S. federal income tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

Passive Foreign Investment Company Rules

If we are considered a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code at any time during a U.S. Holder’s holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares.

We have not determined whether we were a PFIC for our most recently completed tax year and whether we may be a PFIC for our current tax year or any future tax year. In addition, no opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the composition of the assets, income and operations of such corporation and the fair market value of such corporation’s assets over the course of each such tax year. We are not certain whether the composition of our assets and income, including the amount of non-passive income we generate from our operations, will be such that we meet the PFIC asset test or PFIC income test (each discussed below) for the current year or any future years. As a result, our PFIC status for the current year and future years cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by us. Each U.S. Holder should consult its own tax advisor regarding our status as a PFIC and the PFIC status of each of our non-U.S. subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file IRS Form 8621 annually.

We generally will be a PFIC for any tax year in which (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by us from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which are also PFICs (each, a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax as discussed below, under the heading “Default PFIC Rules Under Section 1291 of the Code”, on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Common Shares are made. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the purchase of Common Shares and the acquisition, ownership, and disposition of Common Shares will depend on whether such U.S. Holder makes a “qualified electing fund” or “QEF” election under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to the Common Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be subject to tax as described below.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale, exchange or other taxable disposition of Common Shares and (b) any excess distribution received on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average annual distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale, exchange or other taxable disposition of Common Shares of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such Common Shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds Common Shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. If we are a PFIC in the prior tax year, current tax year or any future tax year but cease to be a PFIC in a subsequent tax year, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Common Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such Common Shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a QEF Election for the first tax year in which the holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale, exchange or other taxable disposition of Common Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Common Shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF

Election will remain in effect (although it will not be applicable) during those tax years in which we were not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

For each tax year that we qualify as a PFIC, as determined by us, we: (a) intend to make publicly available to U.S. Holders, upon their written request, a “PFIC Annual Information Statement” for us as described in Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation), and (b) upon written request, intend to use commercially reasonable efforts to provide such additional information that such U.S. Holder is reasonably required to obtain in connection with maintaining such QEF Election with regard to us. We may elect to provide such information on our website. However, U.S. Holders should be aware that we can provide no assurances that we will provide any such information relating to any Subsidiary PFIC and as a result, a QEF Election may not be available with respect to any Subsidiary PFIC. Because we may own shares in one or more Subsidiary PFICs at any time, U.S. Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the U.S. Holders do not obtain such required information. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election with respect to us and any Subsidiary PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if we do not provide the required information with regard to us or any Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election, instead of a QEF Election, with respect to Common Shares only if the Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, surveillance and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Common Shares and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

A U.S. Holder that makes a timely and effective Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in the Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Common Shares, over (ii) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a timely and effective Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale, exchange or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the Common Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, if promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.

In addition, a U.S. Holder who acquires Common Shares from a decedent will not receive a “step up” in the tax basis of such Common Shares to fair market value.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

General Rules Applicable to the Acquisition, Ownership, and Disposition of Common Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Common Shares but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules”.

Distributions on Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to an Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale, Exchange or Other Taxable Disposition of Common Shares” below). However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by us with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Convention or the Common Shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale, Exchange or Other Taxable Disposition of Common Shares

Upon the sale, exchange or other taxable disposition of the Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares sold, exchanged or otherwise disposed of. Gain or loss recognized on such sale, exchange or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Common Shares have been held for more than one year and will be short-term gain or loss if the holding period is equal to or less than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. For both corporate and non-corporate U.S. Holders, deductions for capital losses are subject to significant limitations under the Code.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of Common Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale, exchange or other taxable disposition of Common Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding Tax

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale, exchange or other taxable disposition of the Common Shares generally may be subject to information reporting and backup withholding tax if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S.

taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

The validity of our Common Shares offered by this prospectus will be passed upon for us by Cassels Brock & Blackwell LLP, Toronto, Ontario. Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. TD is being represented in connection with this offering by Skadden, Arps, Slate, Meagher & Flom LLP and Blake, Cassels & Graydon LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in audit and accounting.

The estimates of mineral resources and mineral reserves and related information of the Project incorporated by reference herein are based upon analyses contained in the S-K 1300 Technical Report, with an effective date of December 31, 2024, and performed by SGS Canada Inc., Sawtooth Mining LLC, NewFields Mining Design & Technical Services, and EXP U.S. Services Inc. Such estimates and related information have been so incorporated in reliance upon the authority of such firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to our Common Shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the Common Shares offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.lithiumamericas.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and investors should not rely on such information in making a decision to purchase our Common Shares.

We furnish or make available to our shareholders annual reports containing our audited financial statements prepared in accordance with U.S. GAAP. We also furnish or make available to our shareholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the Common Shares offered by this prospectus have been sold by the selling shareholder as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025;

•

our Current Reports on Form 8-K, filed on January 7, 2025, January  7, 2025, March  11, 2025, March  28, 2025, and April 7, 2025 (except that, with respect to each of the foregoing Current Reports, any portion thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus); and

•

the description of the Common Shares contained in our Registration Statement on Form 20-F, filed with the SEC on August 22, 2023, as amended, and declared effective by the SEC on September 28, 2023, including any amendment or report filed for the purpose of amending such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

3260 – 666, Burrard Street

Vancouver, BC V6C 2X8

(778) 656-5820

Attention: Investor Relations

Lithium Americas Corp.

Up to $100,000,000

Common Shares

PROSPECTUS

TD Securities

    , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the resale of the Common Shares being registered hereby.

SEC registration fee		$104,337
FINRA filing fee			*
Accounting fees and expenses			*
Legal fees and expenses			*
Printing and engraving expenses			*
Transfer agent and registrar fee			*
Miscellaneous			*
Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the Common Shares, including with regard to compliance with state securities or “blue sky” laws. The selling shareholder, however, will bear all commissions and discounts, if any, attributable to its sale of the Common Shares.

Item 15.	Indemnification of Directors and Officers.

Section 160 of the BCBCA provides that the Company may do one or both of the following:

(a)	indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable;

(b)	after the final disposition of an eligible proceeding (as defined below), pay certain expenses (as defined below) actually or reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, the Company must pay certain expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party: (i) has not been reimbursed for those expenses; and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. The BCBCA also provides that the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding provided the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purposes of the applicable division of the BCBCA, an “eligible party”, in relation to the Company, means an individual who:

(a)	is or was a director or officer of the Company;

(b)	is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the Company, or at the request of the Company; or

(c)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

“Eligible penalty” under the BCBCA means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

“Eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“Proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

“Expenses” include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

“Associated corporation” means a corporation or entity referred to in paragraph (b) or (c) of the definition of “eligible party” above.

Notwithstanding the foregoing, the BCBCA prohibits the Company from indemnifying an eligible party or paying the expenses of an eligible party if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time such agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interest of the Company or the associated corporation, as the case may be; or

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the Company or an associated corporation, the Company must not indemnify the eligible party or pay or advance the expenses of the eligible party in respect of that proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, Section 164 of the BCBCA provides that, on the application of the Company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a)	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164; or

(e)	make any other order the court considers appropriate.

The BCBCA provides that the Company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

The Company’s Articles provide that, subject to the BCBCA, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay certain expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity above.

The Company’s Articles define “eligible penalty” to mean a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. The Company’s Articles further define an “eligible proceeding” to mean a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company (a) is or may be joined as a party; or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

The Company’s Articles further provide that subject to any restrictions in the BCBCA, the Company may indemnify any person. The failure of a director, alternate director or officer of the Company to comply with the BCBCA or the Company’s Articles does not invalidate any indemnity to which he or she is entitled under the Company’s Articles.

The Company is authorized by its Articles to purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (i) is or was a director, alternate director, officer, employee or agent of the Company; (ii) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company; (iii) at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (iv) at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description

1.1***	Form of Underwriting Agreement for each of the securities registered hereby.

1.2*#+	Equity Distribution Agreement, dated May 15, 2025, by and among Lithium Americas Corp., TD Securities (USA) LLC and TD Securities Inc.

4.1***	Form of Share Certificate for the Preferred Shares.

4.2***	Specimen Preferred Stock Certificate of Lithium Americas Corp.

Exhibit No.	Description

4.3	Amended and Restated Investor Rights Agreement, dated October 15, 2024, between Lithium Americas Corp. and General Motors Holdings LLC (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed by Lithium Americas Corp. on March 28, 2025).

4.4	Amended and Restated Arrangement Agreement, dated June 14, 2023, between Lithium Argentina AG and the Company (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K filed by Lithium Americas Corp. on March 28, 2025).

4.5	Lock-Up Agreement, dated October 2, 2023, between Lithium Argentina AG, 139768 B.C. Ltd. and GFL International Co., Limited (incorporated by reference to Exhibit 99.11 to the Report on Form 6-K filed by Lithium Americas Corp. on October 5, 2023).

4.6*#+	Convertible Note, dated April 1, 2025, issued by Lithium Americas Corp. to OMF Fund IV SPV M LLC.

4.7*#+	Registration Rights Agreement, dated April 1, 2025, by and between Lithium Americas Corp. and OMF Fund IV SPV M LLC.

5.1*	Opinion of Cassels Brock & Blackwell LLP, as to the legality of the securities being offered.

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed by Lithium Americas Corp. on March 28, 2025).

23.1*	Consent of PricewaterhouseCoopers LLP, relating to Lithium Americas Corp. financial statements.

23.2*	Consent of Sawtooth Mining LLC.

23.3*	Consent of EXP U.S. Services Inc.

23.4*	Consent of SGS Canada Inc.

23.5*	Consent of NewFields Mining Design & Technical Services.

23.6*	Consent of Cassels Brock & Blackwell LLP (included as part of Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature pages of this registration statement).

96.1	Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA, effective December 31, 2024 (incorporated by reference to Exhibit 96.1 to the Current Report on Form 8-K filed by Lithium Americas Corp. on January 7, 2025).

107*	Filing Fees Table.

*	Filed herewith.
***	To be filed by amendment.
#

Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Corporation agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

+

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Corporation agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1)	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)	The undersigned registrant hereby undertakes that:

(a)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on May 15, 2025.

LITHIUM AMERICAS CORP.

By:	/s/ Jonathan Evans
Name:	Jonathan Evans
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan Evans, Luke Colton and Edward Grandy his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on May 15, 2025.

/s/ Jonathan Evans Jonathan Evans	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Luke Colton Luke Colton	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Kelvin Dushnisky Kelvin Dushnisky	Director and Executive Chair

/s/ Yuan Gao Yuan Gao	Lead Independent Director

/s/ Michael Brown Michael Brown	Director

/s/ Fabiana Chubbs Fabiana Chubbs	Director

/s/ Zach Kirkman Zach Kirkman	Director

/s/ Jinhee Magie Jinhee Magie	Director

/s/ Philip Montgomery Philip Montgomery	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned as signed this Registration Statement, solely in the capacity of the duly authorized representative of Lithium Americas Corp. in the United States, on May 15, 2025.

By:	/s/ Edward Grandy
Name:	Edward Grandy
Title:	Senior Vice President, General Counsel and Corporate Secretary